Exhibit 99.1

READY CAPITAL CORPORATION STOCKHOLDERS APPROVE ISSUANCE OF COMMON STOCK IN MERGER WITH OWENS REALTY MORTGAGE, INC.

New York, NY — March 21, 2019 - Ready Capital Corporation (NYSE:RC) (“Ready Capital” or the “Company”) today announced that at the special meeting of stockholders held today, its stockholders approved the issuance of the Company’s common stock pursuant to the terms of the previously announced merger agreement with Owens Realty Mortgage, Inc. (NYSE American: ORM) (“ORM”).

The merger is expected to close on March 29, 2019, subject to customary closing conditions. As a result of the merger, among other things, each share of common stock, par value $0.01 per share, of ORM (“ORM common stock”) outstanding at the effective time of the merger will be converted into the right to receive from Ready Capital 1.441 shares of common stock, par value $0.0001 per share, of Ready Capital (“Ready Capital Common Stock”). Cash will be paid in lieu of fractional shares of Ready Capital Common Stock that would have been received as a result of the Merger.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on current expectations and beliefs of the Company and ORM and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; neither the Company nor ORM can give any assurance that its expectations will be attained.

Factors that could cause actual results to differ materially from expectations include, but are not limited to, the risk that the merger will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to obtain stockholder approvals relating to the merger and issuance of shares in connection therewith or the failure to satisfy the other conditions to completion of the merger; risks related to disruption of management’s attention from the ongoing business operations due to the proposed merger; the effect of the announcement of the proposed merger on Ready Capital’s and ORM’s operating results and businesses generally; the outcome of any legal proceedings relating to the merger; changes in future loan acquisition and production; the ability to retain key personnel; availability of suitable investment opportunities; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for small balance commercial loans and other investments; and other factors, including those set forth in the Risk Factors section of Ready Capital’s Registration Statement on Form S-4, declared effective by the SEC on February 15, 2019, and other reports filed by Ready Capital and ORM with the SEC, copies of which are available on the SEC’s website, www.sec.gov. Neither Ready Capital nor ORM undertakes any obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

About Ready Capital Corporation

Ready Capital Corporation (NYSE: RC) is a multi-strategy real estate finance company that originates, acquires, finances and services small- to medium-sized balance commercial loans. Ready Capital specializes in loans backed by commercial real estate, including agency multifamily, investor and bridge as well as SBA 7(a) business loans. Headquartered in New York, New York, Ready Capital employs over 400 lending professionals nationwide. The company is externally managed and advised by Waterfall Asset Management, LLC.

Contact

Investor Relations
Ready Capital Corporation
212-257-4666

InvestorRelations@readycapital.com